UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2011
Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 622-1000
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1
Ex-99.2

Item 1.01. Entry into a Material Definitive Agreement.
     On May 19, 2011, Thermo Fisher Scientific Inc. (“Thermo Fisher”) entered into a definitive agreement to acquire the Phadia group, a global leader in allergy and autoimmunity diagnostics (“Phadia”). The Sale and Purchase Agreement (the “Purchase Agreement”) among CB Diagnostics Luxembourg S.À R.L, a Luxembourg corporation (the “Seller”), certain funds managed and advised by Cinven Limited and Thermo Fisher, provides for the acquisition of the outstanding share capital of CB Diagnostics Holding AB, the holding company for the Phadia group companies.
     Under the Purchase Agreement, Thermo Fisher has agreed to pay the Seller approximately €1.052 billion in cash and to repay certain indebtedness owed by Phadia to the Seller and third party lenders. Currently, the amount of this debt totals approximately €1.411 billion.
     The Purchase Agreement and the accompanying warranty deed among Thermo Fisher, Igenza Cin AB, the Michael Land Family Trust and certain members of the management of Phadia (the “Transaction Documents”) include warranties with respect to, among other things, title to the shares, due authority and certain aspects of the business that are provided by the Seller or members of management who are expected to receive a portion of the purchase price paid to the Seller. The Transaction Documents also include covenants regarding the operation of Phadia between signing and closing and restricting the ability of the Seller and Phadia management from competing with the Phadia business for a period after the closing. A portion of the sale proceeds will be contributed at closing to an escrow account for a limited period of time to satisfy any claims brought by Thermo Fisher for breaches of warranties and covenants.
     Thermo Fisher intends to use cash on hand and/or the proceeds from a committed bridge financing from Barclays Capital of up to $3 billion to facilitate the transaction.
     The closing of the transaction is subject to certain conditions, including the receipt of regulatory approvals in the United States, the European Union and Japan. The transaction is expected to close in the fourth quarter of 2011.
     A copy of the Purchase Agreement is attached as Exhibit 99.1 to this report and a copy of the Warranty Deed is attached as Exhibit 99.2 to this report, and such agreements are incorporated herein by reference. The foregoing description of the Purchase Agreement and the Warranty Deed do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Warranty Deed.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.
Date: May 24, 2011	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Sale and Purchase Agreement dated May 19, 2011 among Thermo Fisher Scientific Inc., CB Diagnostics Luxembourg S.À R.L, and certain funds managed and advised by Cinven Limited

99.2*	Warranty Deed dated as of May 19, 2011 among Thermo Fisher Scientific Inc., Igenza Cin AB, the Michael Land Family Trust and the warrantors named as parties thereto

*	Certain schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request.